Exhibit 99.1

ESTIMATED RESERVES AND FUTURE NET REVENUE

OIL AND GAS PROPERTIES

Owned By

MOUNTAINEER STATE ENERGY, INC.

LOCATED IN

ATHENS AND MEIGS COUNTIES, OHIO
AND
CALHOUN, JACKSON AND ROANE
COUNTIES, WEST VIRGINIA

Effective Date
12/31/2014

Exhibit 99.1

LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

First Place Tower
15 East Fifth Street • Suite 3500
Tulsa, Oklahoma 74103-4350
(918) 587-5521 • Fax: (918) 587-2881
www.lkaengineers.com

March 16, 2015

New Concept Energy, Inc.
1603 LBJ Freeway, Suite 300
Dallas, Texas 75234

Attn: Mr. Gene Bertcher
Chief Executive Officer

Re: Estimated Reserves and Future Net Revenue
Proved Producing and Undeveloped Reserves
Oil and Gas Properties Owned by
Mountaineer State Energy, Inc.

Gentlemen:

In accordance with your request, we have prepared an estimate of net proved producing, non-producing, and undeveloped reserves and the future net revenue to be realized from the interests owned by Mountaineer State Energy, Inc. (Mountaineer) in oil and gas properties located in the states of Ohio and West Virginia. Our estimate includes all of Mountaineer's net reserves. The effective date of this estimate is December 31, 2014, and the results are summarized as follows:

	ESTIMATED REMAINING NET RESERVES		FUTURE NET REVENUE	
RESERVE CLASSIFICATION	Oil (BBLS)	Gas (MCF)	TOTAL ($)	Present Worth Disc. @ 10% ($)
Proved Developed				
Producing	52,896	673,206	4,293,996	2,568,100
Behind Pipe	17,495	24,493	1,175,524	511,640
Sub-Total	70,391	697,699	5,469,520	3,079,740
Proved Undeveloped				
Primary	68,471	2,168,472	11,307,047	7,698,435
Total All Reserves	138,862	2,866,171	16,776,567	10,778,175

Note: Totals may not agree with schedules due to roundoff.

Future net revenue is the amount, exclusive of state and federal income taxes, which will accrue to the subject interests from continued operation of the properties to depletion. It should not be construed as a fair market or trading value.

No attempt has been made to determine whether the wells and facilities are in compliance with various governmental regulations, nor have costs been included in the event they are not.

This report consists of various summaries. Schedule No. 1 presents summary forecasts by reserve type of annual gross and net production, severance and ad valorem taxes, operating income and net revenue. Schedule No. 2 is a sequential listing of the forecast entities based on discounted future net revenue. A one-line alphabetical listing of the forecast entities is presented on Schedule No. 3. Supplemental data, presented as Schedule No. 4, includes the individual cash flows for the various entities. These are accompanied by production decline curves that show our projections of future producing rates.

BACKGROUND

This estimate is concerned with approximately one hundred twenty-five (125) gas and oil wells of which one hundred sixteen (116) were selling gas with nine (9) producing oil on the effective date. Several additional wells are shut-in. These wells are located in two Ohio counties, Athens and Meigs, and the three West Virginia counties of Calhoun, Jackson and Roane. Composite production decline curves have been prepared of gas production (sales) for each of the five counties. These composite decline curves are the "forecast entities" referred to in the preceding paragraphs. Individual production decline curves with cash flows for the nine Berea oil wells are also included.

CLASSIFICATION OF RESERVES

Reserves assigned to the various wells have been classified as "proved developed" and "proved undeveloped" in accordance with the definitions of the proved reserves as promulgated by the Securities and Exchange Commission (SEC). These are as follows:

Proved Developed Oil and Gas Reserves are reserves that can be recovered with reasonable certainty through existing wells with existing equipment and operating methods. Additional oil and gas to be recovered through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Undeveloped Oil and Gas Reserves are reserves to be recovered with reasonable certainty from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

Proved Developed Oil and Gas Reserves are further divided into "proved developed producing" and "proved developed behind pipe" reserves. These are defined as follows:

Proved Developed Producing Reserves are those reserves expected to be recovered from currently producing zones under continuation of present operating methods.

<u>Proved Developed Behind-Pipe Reserves</u> are those reserves currently behind the pipe in existing wells that are considered proved by virtue of successful testing or production in offsetting wells.

ESTIMATION OF RESERVES

All of Mountaineer's active gas wells have been producing for a considerable length of time and all have well-defined production declining trends. Reserves attributable to these wells were based upon extrapolation of these decline trends to an economic limit. Reserves attributable to the oldest of the Berea oil wells were estimated by extrapolation of the production decline trend to the economic limit.

Reserves anticipated from newer wells, behind pipe and/or undeveloped locations were based upon analogy with nearby wells which are producing from the same horizons in the respective areas.

Our estimate of reserves used all methods and procedures considered necessary, under the circumstances, to prepare this report.

FUTURE NET REVENUE

Oil and Gas Income

Income from the recovery and sale of the estimated gas reserves was based on the average of prices received on the first day of each month in 2014 as provided by the staff of Mountaineer. Gas was being sold in both Ohio and West Virginia under contract, and the price used was $4.53 per MCF in both Ohio and West Virginia. These prices were held constant, but provisions were made for state severance and ad valorem taxes.

Income from oil sales was also based on the average of prices received the first day of each month in 2014. This price supplied by Mountaineer was $90.815 per barrel and held constant with provisions for state severance and ad valorem taxes.

Projected produced gas volumes from West Virginia wells were reduced to sales volumes based on actual shrinkage data as provided by Mountaineer.

Operating Expenses

Anticipated monthly expenses were based on actual expenses incurred in 2014 as supplied by Mountaineer. Expenses were not escalated but held constant for the various recovery periods

Future Expenses

As provided by Mountaineer, provisions have been made for future expenses required for drilling and completion or recompletion of wells to capture the proved undeveloped reserves. These costs have been held constant from current estimates.

GENERAL

The assumptions, data, methods and procedures used are appropriate for the purpose served by the report.

Information upon which this estimate of net reserves and future net revenue has been based was furnished by the staff of Mountaineer or was obtained by us from outside sources we consider to be reliable. This information is assumed to be correct. No attempt has been made to verify title or ownership of the subject properties. Wells were not inspected by a representative of this firm, nor were they tested under our supervision; however, the performance of the majority of the wells was discussed with the employees of Mountaineer.

This report has been prepared utilizing methods and procedures regularly used by petroleum engineers to estimate oil and gas reserves for properties of this type and character. The recovery of oil and gas reserves and projection of producing rates are dependent upon many variable factors including prudent operation, compression of gas when needed, market demand, installation of lifting equipment, and remedial work when required. The reserves included in this report have been based upon the assumption that the wells will be operated in a prudent manner under the same conditions existing on the effective date. Actual production results and future well data may yield additional facts, not presently available to us, which may require an adjustment to our estimates.

The projection of cash flow has been made assuming constant prices. There is no assurance that prices will not vary. For this reason and those listed in the previous paragraph, the future net cash from the sale of production from the subject properties may vary from the estimates contained in this report.

The information developed during the course of this investigation, basic data, maps and worksheets showing recovery determinations are available for inspection in our office.

We appreciate this opportunity to be of service to you.

Very truly yours,

Lee Keeling and Associates, Inc.

LEE KEELING AND ASSOCIATES, INC.

LKA7511

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
OHIO AND WEST VIRGINIA PROPERTIES
ALL PROVED RESERVES

DATE : 03/13/2015
TIME : 09:01:56
DBS : MountaineerSt
SETTINGS : LKA0115
SCENARIO : LKA0115

R E S E R V E S A N D E C O N O M I C S

AS OF DATE: 12/31/2014

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2015	9.748	145.245	8.163	123.443	90.815	4.530	741.322	559.199	1300.521
12-2016	25.343	458.743	21.882	398.348	90.815	4.530	1987.227	1804.515	3791.742
12-2017	20.532	1014.178	17.723	884.786	90.815	4.530	1609.517	4008.083	5617.600
12-2018	14.443	762.013	12.431	664.472	90.815	4.530	1128.910	3010.059	4138.969
12-2019	11.382	492.079	9.780	428.539	90.815	4.530	888.128	1941.280	2829.408
12-2020	9.451	253.447	8.110	219.944	90.815	4.530	736.552	996.348	1732.901
12-2021	8.099	49.413	6.944	41.585	90.815	4.530	630.632	188.381	819.013
12-2022	7.094	13.834	6.079	10.597	90.815	4.530	552.023	48.004	600.027
12-2023	6.315	12.457	5.409	9.513	90.815	4.530	491.175	43.094	534.269
12-2024	5.692	11.330	4.873	8.631	90.815	4.530	442.581	39.098	481.679
12-2025	5.183	10.390	4.436	7.898	90.815	4.530	402.826	35.778	438.604
12-2026	4.757	9.592	4.071	7.279	90.815	4.530	369.671	32.973	402.643
12-2027	4.397	8.907	3.761	6.748	90.815	4.530	341.580	30.571	372.151
12-2028	4.087	8.311	3.496	6.289	90.815	4.530	317.466	28.490	345.956
12-2029	3.727	7.698	3.185	5.808	90.815	4.530	289.275	26.308	315.583
S TOT	140.250	3257.637	120.342	2823.881	90.815	4.530	10928.887	12792.181	23721.066
AFTER	21.762	55.643	18.520	42.290	90.815	4.530	1681.927	191.574	1873.502
TOTAL	162.012	3313.280	138.863	2866.171	90.815	4.530	12610.814	12983.756	25594.568

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2015	69.529	10.475	376.660	0.000	0.000	125.000	718.856	718.856	685.403
12-2016	173.182	71.715	420.660	0.000	0.000	2223.000	903.185	1622.041	1449.222
12-2017	205.482	182.700	446.910	0.000	0.000	634.000	4148.508	5770.549	4708.134
12-2018	152.889	132.661	398.860	0.000	0.000	0.000	3454.559	9225.108	7182.811
12-2019	111.604	80.329	394.560	0.000	0.000	0.000	2242.915	11468.023	8643.459
12-2020	78.603	34.133	387.060	0.000	0.000	0.000	1233.104	12701.127	9375.972
12-2021	45.547	3.282	192.510	0.000	0.000	0.000	577.674	13278.801	9687.508
12-2022	34.206	0.873	99.360	0.000	0.000	0.000	465.589	13744.390	9915.310
12-2023	30.457	0.779	99.360	0.000	0.000	0.000	403.673	14148.064	10094.863
12-2024	27.459	0.703	99.360	0.000	0.000	0.000	354.157	14502.221	10238.070
12-2025	25.003	0.641	99.360	0.000	0.000	0.000	313.599	14815.820	10353.350
12-2026	22.953	0.589	99.360	0.000	0.000	0.000	279.741	15095.561	10446.835
12-2027	21.215	0.545	99.360	0.000	0.000	0.000	251.031	15346.592	10523.099
12-2028	19.722	0.507	99.360	0.000	0.000	0.000	226.367	15572.959	10585.618
12-2029	17.990	0.464	96.860	0.000	0.000	0.000	200.269	15773.228	10635.936
S TOT	1035.841	520.396	3409.600	0.000	0.000	2982.000	15773.228	15773.228	10635.936
AFTER	106.792	2.909	760.460	0.000	0.000	0.000	1003.340	16776.572	10778.174
TOTAL	1142.633	523.306	4170.060	0.000	0.000	2982.000	16776.568	16776.572	10778.174

	OIL	GAS
GROSS WELLS	25.0	116.0
GROSS ULT., MB & MMF	215.545	13881.878
GROSS CUM., MB & MMF	53.533	10568.598
GROSS RES., MB & MMF	162.012	3313.280
NET RES., MB & MMF	138.863	2866.170
NET REVENUE, M$	12610.814	12983.758
INITIAL PRICE, $	90.815	4.530
INITIAL N.I., PCT.	83.741	84.990

LIFE, YRS.	47.58
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.15
DISCOUNTED PAYOUT, YRS.	0.15
UNDISCOUNTED NET/INVEST.	6.63
DISCOUNTED NET/INVEST.	5.19
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	99.449

P.W. %	P.W., M$
5.00	13147.478
10.00	10778.174
12.00	10038.089
15.00	9083.777
20.00	7803.840
25.00	6801.543
40.00	4788.250
60.00	3302.760
80.00	2451.060
100.00	1915.498

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
OHIO AND WEST VIRGINIA PROPERTIES
PROVED DEVELOPED PRODUCING RESERVES

DATE : 03/13/2015
TIME : 09:01:55
DBS : MountaineerSt
SETTINGS : LKA0115
SCENARIO : LKA0115

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 12/31/2014

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2015	8.141	143.639	6.757	122.037	90.815	4.530	613.632	552.830	1166.462
12-2016	6.379	127.645	5.289	108.637	90.815	4.530	480.351	492.125	972.475
12-2017	5.170	115.645	4.281	98.570	90.815	4.530	388.783	446.524	835.307
12-2018	4.015	101.074	3.306	86.150	90.815	4.530	300.271	390.261	690.532
12-2019	3.474	94.342	2.860	80.519	90.815	4.530	259.712	364.752	624.465
12-2020	3.079	88.796	2.535	75.875	90.815	4.530	230.230	343.712	573.942
12-2021	2.764	34.874	2.276	28.864	90.815	4.530	206.701	130.753	337.454
12-2022	2.506	8.862	2.065	6.246	90.815	4.530	187.492	28.295	215.786
12-2023	2.292	8.081	1.889	5.684	90.815	4.530	171.516	25.749	197.265
12-2024	2.111	7.423	1.740	5.212	90.815	4.530	158.023	23.610	181.632
12-2025	1.957	6.860	1.613	4.809	90.815	4.530	146.478	21.786	168.264
12-2026	1.823	6.373	1.503	4.462	90.815	4.530	136.489	20.215	156.704
12-2027	1.706	5.949	1.407	4.160	90.815	4.530	127.762	18.847	146.609
12-2028	1.603	5.575	1.322	3.895	90.815	4.530	120.074	17.645	137.719
12-2029	1.512	5.244	1.247	3.661	90.815	4.530	113.235	16.582	129.817
S TOT	48.533	760.382	40.090	638.783	90.815	4.530	3640.750	2893.685	6534.436
AFTER	15.232	46.652	12.806	34.423	90.815	4.530	1163.011	155.937	1318.948
TOTAL	63.765	807.034	52.896	673.206	90.815	4.530	4803.761	3049.622	7853.384

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2015	61.886	10.300	374.160	0.000	0.000	0.000	720.116	720.116	686.604
12-2016	52.187	7.846	374.160	0.000	0.000	0.000	538.282	1258.399	1153.178
12-2017	45.320	6.113	371.160	0.000	0.000	0.000	412.714	1671.113	1478.395
12-2018	39.130	2.704	320.860	0.000	0.000	0.000	327.838	1998.950	1713.243
12-2019	35.519	2.299	316.560	0.000	0.000	0.000	270.086	2269.037	1889.130
12-2020	32.644	2.150	316.560	0.000	0.000	0.000	222.588	2491.625	2020.908
12-2021	19.211	0.949	131.760	0.000	0.000	0.000	185.534	2677.158	2120.777
12-2022	12.299	0.363	39.360	0.000	0.000	0.000	163.765	2840.924	2200.904
12-2023	11.243	0.331	39.360	0.000	0.000	0.000	146.331	2987.255	2265.991
12-2024	10.352	0.304	39.360	0.000	0.000	0.000	131.616	3118.871	2319.212
12-2025	9.590	0.282	39.360	0.000	0.000	0.000	119.033	3237.904	2362.968
12-2026	8.931	0.262	39.360	0.000	0.000	0.000	108.151	3346.054	2399.110
12-2027	8.356	0.245	39.360	0.000	0.000	0.000	98.648	3444.703	2429.080
12-2028	7.849	0.230	39.360	0.000	0.000	0.000	90.280	3534.983	2454.014
12-2029	7.399	0.216	39.360	0.000	0.000	0.000	82.842	3617.825	2474.814
S TOT	361.916	34.594	2520.100	0.000	0.000	0.000	3617.825	3617.825	2474.814
AFTER	75.177	2.141	565.460	0.000	0.000	0.000	676.170	4293.996	2568.100
TOTAL	437.092	36.735	3085.560	0.000	0.000	0.000	4293.996	4293.996	2568.100

	OIL	GAS
GROSS WELLS	9.0	116.0
GROSS ULT., MB & MMF	117.298	11375.632
GROSS CUM., MB & MMF	53.533	10568.598
GROSS RES., MB & MMF	63.765	807.034
NET RES., MB & MMF	52.896	673.206
NET REVENUE, M$	4803.761	3049.622
INITIAL PRICE, $	90.815	4.530
INITIAL N.I., PCT.	82.998	84.961

LIFE, YRS.	47.58
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.00
DISCOUNTED PAYOUT, YRS.	0.00
UNDISCOUNTED NET/INVEST.	0.00
DISCOUNTED NET/INVEST.	0.00
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	96.368

P.W. %	P.W., M$
5.00	3172.223
10.00	2568.100
12.00	2397.763
15.00	2189.429
20.00	1927.481
25.00	1733.832
40.00	1364.584
60.00	1095.137
80.00	932.497
100.00	822.002

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

Exhibit 99.1

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
OHIO AND WEST VIRGINIA PROPERTIES
PROVED BEHIND-PIPE RESERVES

DATE : 03/13/2015
TIME : 09:01:55
DBS : MountaineerSt
SETTINGS : LKA0115
SCENARIO : LKA0115

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 12/31/2014

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2015	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2016	0.940	1.317	0.823	1.152	90.815	4.530	74.735	5.219	79.954
12-2017	1.794	2.512	1.570	2.198	90.815	4.530	142.564	9.956	152.520
12-2018	1.523	2.133	1.333	1.866	90.815	4.530	121.053	8.454	129.507
12-2019	1.326	1.857	1.161	1.625	90.815	4.530	105.401	7.361	112.761
12-2020	1.176	1.647	1.029	1.441	90.815	4.530	93.475	6.528	100.003
12-2021	1.058	1.481	0.926	1.296	90.815	4.530	84.073	5.871	89.944
12-2022	0.962	1.347	0.842	1.179	90.815	4.530	76.461	5.340	81.801
12-2023	0.883	1.236	0.773	1.082	90.815	4.530	70.166	4.900	75.066
12-2024	0.816	1.143	0.714	1.000	90.815	4.530	64.870	4.530	69.400
12-2025	0.759	1.063	0.665	0.930	90.815	4.530	60.350	4.214	64.564
12-2026	0.710	0.994	0.622	0.870	90.815	4.530	56.444	3.942	60.386
12-2027	0.667	0.934	0.584	0.818	90.815	4.530	53.034	3.704	56.738
12-2028	0.630	0.881	0.551	0.771	90.815	4.530	50.030	3.494	53.524
12-2029	0.596	0.834	0.522	0.730	90.815	4.530	47.362	3.308	50.670
S TOT	13.843	19.380	12.113	16.958	90.815	4.530	1100.018	76.819	1176.837
AFTER	6.152	8.612	5.383	7.536	90.815	4.530	488.819	34.136	522.955
TOTAL	19.995	27.992	17.495	24.493	90.815	4.530	1588.837	110.955	1699.792

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2015	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2016	4.558	0.111	5.500	0.000	0.000	80.000	-10.216	-10.216	-9.136
12-2017	8.695	0.212	12.000	0.000	0.000	0.000	131.613	121.397	94.573
12-2018	7.383	0.180	12.000	0.000	0.000	0.000	109.944	231.341	173.332
12-2019	6.429	0.157	12.000	0.000	0.000	0.000	94.176	325.517	234.662
12-2020	5.701	0.139	12.000	0.000	0.000	0.000	82.163	407.680	283.304
12-2021	5.128	0.125	12.000	0.000	0.000	0.000	72.692	480.372	322.427
12-2022	4.664	0.114	12.000	0.000	0.000	0.000	65.023	545.395	354.242
12-2023	4.280	0.104	12.000	0.000	0.000	0.000	58.682	604.077	380.344
12-2024	3.957	0.096	12.000	0.000	0.000	0.000	53.347	657.425	401.915
12-2025	3.681	0.090	12.000	0.000	0.000	0.000	48.794	706.218	419.852
12-2026	3.443	0.084	12.000	0.000	0.000	0.000	44.859	751.077	434.843
12-2027	3.235	0.079	12.000	0.000	0.000	0.000	41.424	792.501	447.427
12-2028	3.051	0.074	12.000	0.000	0.000	0.000	38.398	830.899	458.032
12-2029	2.889	0.070	12.000	0.000	0.000	0.000	35.711	866.610	466.998
S TOT	67.092	1.635	161.500	0.000	0.000	80.000	866.610	866.610	466.998
AFTER	29.814	0.727	183.500	0.000	0.000	0.000	308.914	1175.524	511.640
TOTAL	96.906	2.362	345.000	0.000	0.000	80.000	1175.524	1175.524	511.640

	OIL	GAS
GROSS WELLS	2.0	0.0
GROSS ULT., MB & MMF	19.995	27.992
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	19.995	27.992
NET RES., MB & MMF	17.495	24.493
NET REVENUE, M$	1588.837	110.955
INITIAL PRICE, $	90.815	4.530
INITIAL N.I., PCT.	87.500	87.500

LIFE, YRS.	30.42
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	2.08
DISCOUNTED PAYOUT, YRS.	2.09
UNDISCOUNTED NET/INVEST.	15.69
DISCOUNTED NET/INVEST.	8.35
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	100.000

P.W. %	P.W., M$
5.00	735.871
10.00	511.640
12.00	451.649
15.00	380.896
20.00	296.830
25.00	238.850
40.00	140.464
60.00	81.385
80.00	52.304
100.00	35.872

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
OHIO AND WEST VIRGINIA PROPERTIES
PROVED UNDEVELOPED RESERVES

DATE : 03/13/2015
TIME : 09:01:55
DBS : MountaineerSt
SETTINGS : LKA0115
SCENARIO : LKA0115

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 12/31/2014

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2015	1.607	1.607	1.406	1.406	90.815	4.530	127.690	6.369	134.059
12-2016	18.023	329.781	15.770	288.559	90.815	4.530	1432.141	1307.172	2739.313
12-2017	13.568	896.021	11.872	784.018	90.815	4.530	1078.170	3551.603	4629.772
12-2018	8.905	658.806	7.792	576.456	90.815	4.530	707.586	2611.344	3318.929
12-2019	6.582	395.879	5.759	346.394	90.815	4.530	523.015	1569.167	2092.182
12-2020	5.195	163.004	4.546	142.629	90.815	4.530	412.847	646.109	1058.955
12-2021	4.277	13.058	3.742	11.425	90.815	4.530	339.858	51.757	391.615
12-2022	3.625	3.625	3.172	3.172	90.815	4.530	288.071	14.369	302.440
12-2023	3.140	3.140	2.747	2.747	90.815	4.530	249.493	12.445	261.938
12-2024	2.765	2.765	2.419	2.419	90.815	4.530	219.688	10.958	230.646
12-2025	2.467	2.467	2.158	2.158	90.815	4.530	195.999	9.777	205.775
12-2026	2.224	2.224	1.946	1.946	90.815	4.530	176.738	8.816	185.554
12-2027	2.023	2.023	1.770	1.770	90.815	4.530	160.784	8.020	168.804
12-2028	1.854	1.854	1.623	1.623	90.815	4.530	147.363	7.351	154.713
12-2029	1.619	1.619	1.417	1.417	90.815	4.530	128.677	6.419	135.096
S TOT	77.874	2477.875	68.140	2168.140	90.815	4.530	6188.118	9821.676	16009.792
AFTER	0.379	0.379	0.331	0.331	90.815	4.530	30.098	1.501	31.599
TOTAL	78.253	2478.253	68.471	2168.472	90.815	4.530	6218.215	9823.177	16041.391

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2015	7.643	0.176	2.500	0.000	0.000	125.000	-1.260	-1.260	-1.201
12-2016	116.437	63.758	41.000	0.000	0.000	2143.000	375.118	373.858	305.178
12-2017	151.466	176.375	63.750	0.000	0.000	634.000	3604.181	3978.039	3135.167
12-2018	106.375	129.776	66.000	0.000	0.000	0.000	3016.777	6994.816	5296.237
12-2019	69.656	77.874	66.000	0.000	0.000	0.000	1878.653	8873.469	6519.667
12-2020	40.258	31.844	58.500	0.000	0.000	0.000	928.353	9801.822	7071.760
12-2021	21.209	2.208	48.750	0.000	0.000	0.000	319.448	10121.270	7244.305
12-2022	17.244	0.397	48.000	0.000	0.000	0.000	236.800	10358.070	7360.166
12-2023	14.934	0.343	48.000	0.000	0.000	0.000	198.660	10556.730	7448.529
12-2024	13.150	0.302	48.000	0.000	0.000	0.000	169.193	10725.924	7516.944
12-2025	11.732	0.270	48.000	0.000	0.000	0.000	145.773	10871.697	7570.531
12-2026	10.579	0.243	48.000	0.000	0.000	0.000	126.731	10998.428	7612.882
12-2027	9.624	0.221	48.000	0.000	0.000	0.000	110.958	11109.386	7646.592
12-2028	8.821	0.203	48.000	0.000	0.000	0.000	97.689	11207.075	7673.572
12-2029	7.703	0.177	45.500	0.000	0.000	0.000	81.716	11288.791	7694.125
S TOT	606.833	484.168	728.000	0.000	0.000	2902.000	11288.791	11288.791	7694.125
AFTER	1.802	0.041	11.500	0.000	0.000	0.000	18.256	11307.047	7698.435
TOTAL	608.634	484.209	739.500	0.000	0.000	2902.000	11307.047	11307.047	7698.435

	OIL	GAS
GROSS WELLS	14.0	0.0
GROSS ULT., MB & MMF	78.253	2478.253
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	78.253	2478.253
NET RES., MB & MMF	68.471	2168.472
NET REVENUE, M$	6218.215	9823.177
INITIAL PRICE, $	90.815	4.530
INITIAL N.I., PCT.	87.500	87.500

LIFE, YRS.	15.42
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	1.00
DISCOUNTED PAYOUT, YRS.	1.00
UNDISCOUNTED NET/INVEST.	4.90
DISCOUNTED NET/INVEST.	4.07
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	100.000

P.W. %	P.W., M$
5.00	9239.383
10.00	7698.434
12.00	7188.677
15.00	6513.452
20.00	5579.529
25.00	4828.861
40.00	3283.202
60.00	2126.238
80.00	1466.258
100.00	1057.624

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

Exhibit 99.1

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
MAXIMUM TO MINIMUM LEASE SUMMARY
AS OF DECEMBER 31, 2014

(SORTED BY RESERVE CATEGORY, DFNR)

ARIES I.D.	LEASE	RSV CAT	STATE	COUNTY	LOCATION	GROSS OIL MBO	GROSS GAS MMCF	NET OIL MBO	NET GAS MMCF	WORKING INTEREST	REVENUE INTEREST	CASHFLOW (M$)	DFNR DISC 10% (M$)
PROVED DEVELOPED PRODUCING RESERVES													
222	ROGER GAUL #274	1PDP	OH	MEIGS		17.006	41.970	14.880	36.724	1.000000	0.875000	1,143.314	568.172
230	RUTH MYERS	1PDP	OH	MEIGS		13.904	8.036	12.166	7.031	1.000000	0.875000	873.512	498.736
221	KARL RUSSELL #273	1PDP	OH	MEIGS		8.227	28.796	7.199	25.197	1.000000	0.875000	522.806	315.017
172	MEIGS CO., OHIO - COMPOSITE	1PDP	OH	MEIGS		0.000	558.056	0.000	488.299	1.000000	0.875000	318.603	263.798
1	MYERS # 401 BEREA WELL	1PDP	OH	MEIGS		7.527	85.582	3.688	41.935	0.560000	0.490000	413.267	239.294
11	JIM ROUSH 178	1PDP	OH	MEIGS		5.936	30.477	5.194	26.667	1.000000	0.875000	371.529	219.363
8	JIM BERNARD 167	1PDP	OH	MEIGS		4.800	7.027	4.200	6.148	1.000000	0.875000	279.341	185.045
2	GUAL # 402 BEREA	1PDP	OH	MEIGS		3.988	10.369	3.489	9.073	1.000000	0.875000	236.013	154.930
171	CALHOUN CO., WV - COMPOSITE	1PDP	WV	CALHOUN		2.132	35.907	1.866	31.419	1.000000	0.875000	129.309	117.906
6	JAY BLACKWOOD 165	1PDP	OH	MEIGS		0.244	0.814	0.214	0.712	1.000000	0.875000	6.302	5.839
169	ROANE CO., WV - COMPOSITE	1PDP	WV	ROANE		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
170	JACKSON CO., WV - COMPOSITE	1PDP	WV	JACKSON		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
168	ATHENS CO., OHIO - COMPOSITE	1PDP	OH	ATHENS		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
7	LLOYD BLACKWOOD 166	1PDP	OH	MEIGS		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
	TOTAL PROVED DEVELOPED PRODUCING RESERVES					63.765	807.034	52.896	673.206			4,293.996	2,568.100
PROVED DEVELOPED BEHIND-PIPE RESERVES													
231	BEREA #144	3PBP	OH	MEIGS		9.997	13.996	8.748	12.247	1.000000	0.875000	587.762	258.889
232	BEREA # 284	3PBP	OH	MEIGS		9.997	13.996	8.748	12.247	1.000000	0.875000	587.762	252.752
	TOTAL PROVED DEVELOPED BEHIND-PIPE RESERVES					19.995	27.992	17.495	24.493			1,175.524	511.640
PROVED UNDEVELOPED PRIMARY RESERVES													
216	ORISKANY PUD 1	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.572	863.985
217	ORISKANY PUD 2	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.573	846.406
218	ORISKANY PUD 3	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.572	824.730
219	ORISKANY PUD 4	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.572	798.474
224	ORISKANY PUD 5	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.572	785.441
225	ORISKANY PUD 6	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.573	769.460

Exhibit 99.1

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
MAXIMUM TO MINIMUM LEASE SUMMARY
AS OF DECEMBER 31, 2014

(SORTED BY RESERVE CATEGORY, DFNR)

ARIES I.D.	LEASE	RSV CAT	STATE	COUNTY	LOCATION	GROSS OIL MBO	GROSS GAS MMCF	NET OIL MBO	NET GAS MMCF	WORKING INTEREST	REVENUE INTEREST	CASHFLOW (M$)	DFNR DISC 10% (M$)
5	CALAWAY # 1 (PUD #1)	5PUD	OH	ATHENS		10.708	10.708	9.370	9.370	1.000000	0.875000	632.253	422.931
3	C.C. HENDERSON (PUD #3)	5PUD	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	632.253	398.130
223	CALAWAY # 2 (PUD 2)	5PUD	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	632.253	398.130
4	CLEATUS & IDA FARREL (PUD #4)	5PUD	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	632.252	395.687
227	PATTY & MARK F. VARNEY (PUD #6)	5PUD	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	632.252	393.111
13	ROBERT DOVEWHITE (PUD #5)	5PUD	OH	MEIGS		8.237	8.237	7.207	7.207	1.000000	0.875000	438.117	269.057
228	ESTER FAULKNER (PUD#7)	5PUD	OH	MEIGS		8.237	8.237	7.207	7.207	1.000000	0.875000	438.117	267.353
229	JIM BERNARD (PUD#8)	5PUD	OH	MEIGS		8.237	8.237	7.207	7.207	1.000000	0.875000	438.117	265.539
	TOTAL PROVED UNDEVELOPED PRIMARY RESERVES					78.253	2,478.253	68.471	2,168.472			11,307.049	7,698.434
	TOTAL PROVED RESERVES					162.012	3,313.279	138.863	2,866.171			16,776.569	10,778.174

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
ALPHABETICAL LEASE SUMMARY
AS OF DECEMBER 31, 2014

(SORTED BY LEASE, WELL ID, RESERVE CATEGORY)

ARIES I.D.	LEASE	RES. CAT.	STATE	COUNTY	LOCATION	GROSS OIL MBO	GROSS GAS MMCF	NET OIL MBO	NET GAS MMCF	WORKING INTEREST	REVENUE INTEREST	CASHFLOW (M$)	DFNR DISC 10% (M$)
168	ATHENS CO., OHIO - COMPOS	1PDP	OH	ATHENS		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
232	BEREA # 284 284	3PBP	OH	MEIGS		9.997	13.996	8.748	12.247	1.000000	0.875000	587.762	252.752
231	BEREA #144 144	3PBP	OH	MEIGS		9.997	13.996	8.748	12.247	1.000000	0.875000	587.762	258.889
3	C.C. HENDERSON (PUD #3)	5PUD	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	632.253	398.130
5	CALAWAY # 1 (PUD #1)	5PUD	OH	ATHENS		10.708	10.708	9.370	9.370	1.000000	0.875000	632.253	422.931
223	CALAWAY # 2 (PUD 2)	5PUD	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	632.253	398.130
171	CALHOUN CO., WV - COMPOSI	1PDP	WV	CALHOUN		2.132	35.907	1.866	31.419	1.000000	0.875000	129.309	117.906
4	CLEATUS & IDA FARREL (PUD	5PUD	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	632.252	395.687
228	ESTER FAULKNER (PUD#7)	5PUD	OH	MEIGS		8.237	8.237	7.207	7.207	1.000000	0.875000	438.117	267.353
2	GUAL # 402 BEREA 402	1PDP	OH	MEIGS		3.988	10.369	3.489	9.073	1.000000	0.875000	236.013	154.930
170	JACKSON CO., WV - COMPOSI	1PDP	WV	JACKSON		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
6	JAY BLACKWOOD 165	1PDP	OH	MEIGS		0.244	0.814	0.214	0.712	1.000000	0.875000	6.302	5.839
229	JIM BERNARD (PUD#8)	5PUD	OH	MEIGS		8.237	8.237	7.207	7.207	1.000000	0.875000	438.117	265.539
8	JIM BERNARD 167	1PDP	OH	MEIGS		4.800	7.027	4.200	6.148	1.000000	0.875000	279.341	185.045
11	JIM ROUSH 178	1PDP	OH	MEIGS		5.936	30.477	5.194	26.667	1.000000	0.875000	371.529	219.363
221	KARL RUSSELL #273	1PDP	OH	MEIGS		8.227	28.796	7.199	25.197	1.000000	0.875000	522.806	315.017
7	LLOYD BLACKWOOD 166	1PDP	OH	MEIGS		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
172	MEIGS CO., OHIO - COMPOSIT	1PDP	OH	MEIGS		0.000	558.056	0.000	488.299	1.000000	0.875000	318.603	263.798
1	MYERS # 401 BEREA WELL 40	1PDP	OH	MEIGS		7.527	85.582	3.688	41.935	0.560000	0.490000	413.267	239.294
216	ORISKANY PUD 1	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.572	863.985
217	ORISKANY PUD 2	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.573	846.406
218	ORISKANY PUD 3	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.572	824.730
219	ORISKANY PUD 4	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.572	798.474
224	ORISKANY PUD 5	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.572	785.441
225	ORISKANY PUD 6	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.573	769.460
227	PATTY & MARK F. VARNEY (P	5PUD	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	632.252	393.111
169	ROANE CO., WV - COMPOSITE	1PDP	WV	ROANE		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
13	ROBERT DOVEWHITE (PUD #5	5PUD	OH	MEIGS		8.237	8.237	7.207	7.207	1.000000	0.875000	438.117	269.057

Exhibit 99.1

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
ALPHABETICAL LEASE SUMMARY
AS OF DECEMBER 31, 2014

(SORTED BY LEASE, WELL ID, RESERVE CATEGORY)

ARIES I.D.	LEASE	RES. CAT.	STATE	COUNTY	LOCATION	GROSS OIL MBO	GROSS GAS MMCF	NET OIL MBO	NET GAS MMCF	WORKING INTEREST	REVENUE INTEREST	CASHFLOW (M$)	DFNR DISC 10% (M$)
222	ROGER GAUL #274	1PDP	OH	MEIGS		17.006	41.970	14.880	36.724	1.000000	0.875000	1,143.314	568.172
230	RUTH MYERS	1PDP	OH	MEIGS		13.904	8.036	12.166	7.031	1.000000	0.875000	873.512	498.736
					TOTAL PROVED RESERVES	162.012	3,313.279	138.863	2,866.171			16,776.569	10,778.174

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.